UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 24, 2014

Commercial Vehicle Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 614-289-5360

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2014, Commercial Vehicle Group, Inc. (the “Company”) announced that Geoffrey W. Perich has been promoted to President of Global Construction and Agriculture business effective immediately.

Mr. Perich, age 51, joined the Company in August 2013, based in Shanghai, China, as Managing Director for the Asia-Pacific markets with responsibility for the Company’s manufacturing facilities and sales organization in China, India, and Australia. Prior to joining the Company, Mr. Perich was with Caterpillar for nineteen years, most recently, from 2008 to 2013 as a Product Manager in the Asia Pacific Theatre for Caterpillar’s hydraulic excavator division, and from 2004 to 2007 as a Product Manager in the Americas for Caterpillar’s medium wheel loader division. Mr. Perich is a graduate of the West Australian Institute of Technology School of Engineering and holds a degree in Mechanical Engineering. Mr. Perich is expected to continue to be based in Shanghai, China, with the Asia Pacific region representing the most significant opportunities within the Construction and Agriculture business.

The compensation committee of the board of directors approved compensation, effective November 1, 2014, for Mr. Perich in his new role which will include a base salary of $300,000 and an annual bonus under the Company’s annual bonus plan based on a target bonus opportunity of 75% of Mr. Perich’s base salary, pro rated for 2014 from November 1, 2014. Mr. Perich will receive an annual international service employee benefits package while being stationed in Shanghai, China, valued at approximately $376,400 and reimbursement of the cost of one round trip airfare to Mr. Perich’s home country each year for Mr. Perich and his dependent family members. The international service employee benefits package will cover documented housing, vehicle, international group health policy and his children’s tuition expenses. Mr. Perich will be eligible to receive equity and other long-term incentive awards under any applicable plan adopted by the Company during his employment for which similarly situated employees are generally eligible. Mr. Perich will also be eligible to receive an additional cash-based performance award under the Company’s long-term incentive plan on terms and conditions no less favorable than those awards granted to other senior officers of the Company. Mr. Perich will be entitled to participate in any employee benefit plan that the Company has adopted or may adopt for the benefit of its employees generally, subject to satisfying applicable eligibility requirements, including the Company’s deferred compensation plan.

A copy of Mr. Perich’s Employment Term Sheet is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The Company also announced that Richard P. Lavin, the President & CEO of the Company, will assume responsibility for the Military business, with no additional compensation for Mr. Lavin.

The Company also disclosed that it has entered into a change in control & non-competition agreement (“CIC Agreement”) effective October 24, 2014, with each of Mr. Perich; Mr. Patrick Miller, the President of Global Truck & Bus business; and Ms. Stacie Fleming, Vice President, Corporate Controller & Chief Accounting Officer (collectively Mr. Perich, Mr. Miller and Ms. Fleming are herein after referred to as “Officers”). The CIC Agreement provides for certain payments and benefits upon termination of employment of the Officers as follows:

•	If an Officer’s employment is terminated on account of death or disability, the Officer will receive: (i) the earned but unpaid portion of the Officer’s base salary through the employment termination date; (ii) any annual bonus earned with respect to the previous calendar year but unpaid as of the employment termination date; and (iii) a prorated amount of the annual bonus for the calendar year in which the termination occurs;

•	If the Officer’s employment is terminated by the Company for Cause (as defined in the CIC Agreement), the Officer will receive the earned but unpaid portion of the Officer’s base salary through the employment termination date; and

•

If the Officer’s employment is terminated by the Company without Cause, the Officer will receive: (i) the earned but unpaid portion of the Officer’s base salary through the employment termination date; (ii) any annual bonus earned with respect to the previous calendar year but unpaid as of the employment termination date; and (iii) salary continuation severance pay at the base salary rate for an additional twelve (12) months; provided, however, any such severance payments will immediately end if (1) the Officer is in violation of any of his obligations under the CIC Agreement; or (2) the Company, after the Officer’s termination, learns of any facts about the Officer’s job performance or conduct that would have given the Company Cause to terminate the Officer’s employment.

The CIC Agreement also provides that if there is a Change in Control in which the Company is not the surviving entity and the surviving entity does not assume the Company’s outstanding equity awards, then all outstanding stock options and restricted stock issued to the Officer prior to the Change in Control will become immediately vested upon the Change in Control. Additionally, if within 13 months of a Change in Control, the Company terminates the Officers employment other than for Cause, or the Officer terminates his or her employment for Good Reason, then the Officer will receive: (i) the earned but unpaid portion of the Officer’s base salary through the employment termination date; (ii) Salary Termination Benefits equal to earned but unpaid portion of any bonus, incentive compensation, or any other Fringe Benefit to which the Officer is entitled to through the date of the termination, plus 1.0 times the Current Annual Compensation.

Pursuant to the CIC Agreement, each Officer has agreed not to compete with the Company, or solicit any employee of the Company, during the period in which he or she is employed by the Company and for a twelve month period thereafter.

The foregoing description of the CIC Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibits.

A copy of the CIC Agreement between the Company and Mr. Perich is filed as Exhibit 10.2 to this Current Report on Form 8-K.

A copy of the CIC Agreement between the Company and Mr. Miller is filed as Exhibit 10.3 to this Current Report on Form 8-K.

A copy of the CIC Agreement between the Company and Ms. Fleming is filed as Exhibit 10.4 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

The registrant hereby furnishes the information in the press release issued on October 28, 2014, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information, including exhibit 99.1 hereto, the registrant furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Term Sheet between the Company and Mr. Perich dated October 24, 2014.

10.2	The CIC Agreement between the Company and Mr. Perich dated October 24, 2014.

10.3	The CIC Agreement between the Company and Mr. Miller dated October 24, 2014.

10.4	The CIC Agreement between the Company and Ms. Fleming dated October 24, 2014.

99.1	Press Release dated October 28, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL VEHICLE GROUP, INC.

October 28, 2014	By:	/s/ Richard P. Lavin
Name: Richard P. Lavin
Title: President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Term Sheet between the Company and Mr. Perich dated October 24, 2014.

10.2	The CIC Agreement between the Company and Mr. Perich dated October 24, 2014.

10.3	The CIC Agreement between the Company and Mr. Miller dated October 24, 2014.

10.4	The CIC Agreement between the Company and Ms. Fleming dated October 24, 2014.

99.1	Press Release dated October 28, 2014.